EXHIBIT 99.1

World Omni Auto Receivables Trust 2005-B

Annual Servicer Certificate

For the Period August 18, 2005 through December 31, 2005

Aggregate Note Amount	Aggregate Note Amount

Original	963,947,000.00

Principal distributable amount	137,136,027.38

Note Balance @ 12/31/05	826,810,972.62

Note Amount	Class A-1 Note Amount

Original	185,000,000.00
Principal distributable amount	137,136,027.38

Note Balance @ 12/31/05	47,863,972.62

Note Amount	Class A-2 Note Amount

Original	265,000,000.00
Principal distributable amount	—

Note Balance @ 12/31/05	265,000,000.00

Note Amount	Class A-3 Note Amount

Original	193,000,000.00
Principal distributable amount	—

Note Balance @ 12/31/05	193,000,000.00

Note Amount	Class A-4 Note Amount

Original	282,000,000.00
Principal distributable amount	—

Note Balance @ 12/31/05	282,000,000.00

Note Amount	Class B Note Amount

Original	38,947,000.00
Principal distributable amount	—

Note Balance @ 12/31/05	38,947,000.00

Distributable Amounts	Total

Interest Distributable Amount	15,574,098.81
Principal Distributable Amount	137,136,027.38

Total	152,710,126.19

Distributable Amounts	Class A-1

Interest Distributable Amount	2,163,162.62
Principal Distributable Amount	137,136,027.38

Total	139,299,190.00

Distributable Amounts	Class A-2

Interest Distributable Amount	4,589,652.77
Principal Distributable Amount	0.00

Total	4,589,652.77

Distributable Amounts	Class A-3

Interest Distributable Amount	3,420,388.90
Principal Distributable Amount	0.00

Total	3,420,388.90

Distributable Amounts	Class A-4

One-Month Libor	4.37000%
Coupon Rate	4.39000%

Interest Distributable Amount	4,666,743.57
Principal Distributable Amount	0.00

Total	4,666,743.57

Distributable Amounts	Class B

Interest Distributable Amount	734,150.95
Principal Distributable Amount	0.00

Total	734,150.95

Interest Rate Swap Payment/(Receipt)	451,878.85
Interest Rate Swap Termination Payment	0.00

Note Factors	Class A-1	Class A-2

12/31/2005	25.8724176%	100.0000000%

Note Factors	Class A-3	Class A-4

12/31/2005	100.0000000%	100.0000000%

Note Factors	Class B

12/31/2005	100.0000000%

Pool Data	$	#
Original Pool Balance (includes Pre-Funding Account deposit amount)	973,683,838.38	44,510
Pre-Funding Contracts added 9/29/05	223,676,474.85	11,957
Pool Balance at 9/29/05	973,683,838.38	56,467
Principal Payments	128,588,211.20	3,890
Defaulted Receivables	1,410,961.24	90
Pool Balance at 12/31/05	843,684,665.94	52,487
Overcollateralization Target Amount	16,873,693.32
Recoveries	627,139.89

Weighted Average APR	7.71%
Weighted Average Remaining Term	55.45

Aggegate Net Losses	783,821.35
Average Net Loss Ratio	0.24%

Noteholders’ First Priority Principal Distributable Amount	0.00

Noteholders’ Second Priority Principal Distributable Amount	79,066,079.04

Account Balances	Advance	Reserve Fund

Balance as of 8/25/05	0.00	11,210,429.78
Transfer from Pre-Funding 9/29/05		559,190.45
Balance as of 12/31/05	155,809.95	10,668,322.05
Change	155,809.95	(1,101,298.18)
Reserve Fund Requirement		10,268,795.15
Investment Earnings		150,552.06
Reserve Fund Supplemental Requirement/(Excess)		(1,500,825.08)

		Pre-Funding

Balance as of 8/25/05		223,676,178.75
Investment Earnings		751,594.55
Balance as of 12/31/05		0.00
Change		(224,427,773.30)

	Maximum Carry	Negative Carry

Balance as of 8/25/05	2,515,435.12	2,515,435.12
Investment Earnings	9,000.95	9,000.95
Balance as of 12/31/05	—	—
Change	(2,524,436.07)	(2,524,436.07)
Excess to be Distributed	2,524,436.07

Distribution per $1,000	Total

Distribution Amount	158.4217039

Interest Distribution Amount	16.1565924
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	142.2651114

Distribution per $1,000	Class A-1

Distribution Amount	752.9685946

Interest Distribution Amount	11.6927709
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	741.2758237

Distribution per $1,000	Class A-2

Distribution Amount	17.3194444

Interest Distribution Amount	17.3194444
Interest Carryover Shortfall	0.0000000
Principal Distribution Amount	0.0000000

Distribution per $1,000	Class A-3

Distribution Amount	17.7222223

Interest Distribution Amount	17.7222223
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

Distribution per $1,000	Class A-4

Distribution Amount	16.5487361

Interest Distribution Amount	16.5487361
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

Distribution per $1,000	Class B

Distribution Amount	18.8500000
Interest Distribution Amount	18.8500000
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

Servicing Fee	Total

Amount of Servicing Fee Paid	3,146,970.08
Total Unpaid	0.00

Delinquent Receivables	#	$

Past Due 31-60 days	625	8,454,546.07
Past Due 61-90 days	146	2,165,814.16
Past Due 91 + days	46	731,372.10

Total	817	11,351,732.33